                                                  Exhibit 99(ii)




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement no. 333-09167 of Dominion Resources, Inc. on Form S-8 of our report dated May 14, 1999, appearing in this Annual Report on Form 11-K of Dominion Resources, Inc. Employee Savings Plan for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP
Richmond, Virginia
May 14, 1999